UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
Current Repor Pursuant to Section 13 or 15(d) of
the Securities Act of 1934
Date of Report:  May 30, 2008
(Date of earliest event reported)
Hawk Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-13797 (Commission File Number)	34-1608156 (I.R.S. Employer Identification Number)
200 Public Square, Suite 1500, Cleveland, Ohio 44114
(Address of principal executive offices including zip code)
(216) 861-3553
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
In connection with the sale of its wholly-owned subsidiary Tex Racing Enterprises, Inc. (“Tex Racing”), Hawk Corporation (“Hawk”) and certain of its subsidiaries modified Hawk’s existing credit facility by entering into Amendment No. 4 and Consent to Credit and Security Agreement and Omnibus Amendment to Certain Other Loan Documents with KeyBank National Association (“KeyBank”), dated as of May 30, 2008 (the “Amendment and Consent”). Pursuant to the Amendment and Consent, KeyBank consented to the sale of Tex Racing and the release of liens on the stock or assets of Tex Racing.
In addition, all references to Tex Racing were deleted from Hawk’s credit facility and all existing pledge agreements, landlord waivers and limited license agreements between Tex Racing and KeyBank were terminated.
The description of the Amendment and Consent set forth above is not complete and is qualified in its entirety by reference to the full and complete terms of the Amendment and Consent, which is attached as Exhibit 10.1 to this current report.

Item 8.01.	Other Events.
On May 30, 2008, Hawk issued a press release regarding the sale of Tex Racing. The press release is attached to this current report as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

	10.1	Amendment No. 4 and Consent to Credit and Security Agreement and Omnibus Amendment to Certain Other Loan Documents, effective as of May 30, 2008 among Hawk Corporation, Friction Products Co., Hawk Motors, Inc., Logan Metal Stampings, Inc., Quarter Master Industries, Inc., S.K. Wellman Corp., S.K. Wellman Holdings, Inc., Tex Racing Enterprises, Inc., Wellman Products Group, Inc. and Wellman Products, LLC and KeyBank National Association, as Administrative Agent and LC Issuer

	99.1	Hawk Corporation Press Release dated May 30, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2008	HAWK CORPORATION
	By:	/s/ Thomas A. Gilbride
Thomas A. Gilbride
Vice President — Finance and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

10.1
Amendment No. 4 and Consent to Credit and Security Agreement and Omnibus Amendment to Certain Other Loan Documents, effective as of May 30, 2008 among Hawk Corporation, Friction Products Co., Hawk Motors, Inc., Logan Metal Stampings, Inc., Quarter Master Industries, Inc., S.K. Wellman Corp., S.K. Wellman Holdings, Inc., Tex Racing Enterprises, Inc., Wellman Products Group, Inc. and Wellman Products, LLC and KeyBank National Association, as Administrative Agent and LC Issuer

99.1	Hawk Corporation Press Release dated May 30, 2008

4